SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




  Date of Report (Date of earliest event reported)   AUGUST 17, 1998


                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                                76-0289495
          (State of other                1-9580             (IRS Employer Identification
  jurisdiction of incorporation)  (Commission File Number)             No.)



                        7135 ARDMORE HOUSTON, TEXAS           77054
               (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code   (713) 747-1025



(Former name or former address, if changed since last report.)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of Acquired Companies

      Independent Auditors' Report............................................ 3
      Balance Sheets at December 31, 1996 and 1997 and
              June 30, 1998 (Unaudited)....................................... 4
      Statements of Income for the Years Ended December 31, 1995,
              1996 and 1997 and the Six Months Ended June 30, 1997
              and 1998 (Unaudited)............................................ 5
      Statements of Stockholders' Equity for the Years Ended
              December 31, 1995, 1996 and 1997 and the Six Months
              Ended June 30, 1998 (Unaudited)................................. 6
      Statements of Cash Flows for the Years Ended December 31,
              1995, 1996 and 1997 and the Six Months Ended
              June 30, 1997 and 1998 (Unaudited).............................. 7
      Notes to Financial Statements........................................... 8

(b)   Pro Forma Financial Information

      Pro Forma Condensed Consolidated Financial Statements (Unaudited).......13
      Pro Forma Condensed Consolidated Balance Sheet at
              June 30, 1998 (Unaudited).......................................15
      Notes to Pro Forma Condensed Consolidated Balance Sheet at
              June 30, 1998 (Unaudited).......................................17
      Pro Forma Condensed Consolidated Statement of Operations for the
              Year Ended December 31, 1997 (Unaudited)........................18
      Pro Forma Condensed Consolidated Statement of Operations for the
              Six Months Ended June 30, 1998 (Unaudited)......................19
      Notes to Pro Forma Condensed Consolidated Statements of
              Operations (Unaudited)..........................................20

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
A & B Bolt & Supply, Inc.
Lafayette, Louisiana

We have audited the accompanying balance sheets of A & B Bolt & Supply, Inc. (an S Corporation) as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the taking of the physical inventories as of December 31, 1996, 1995 and January 1, 1995, since those dates were prior to our engagement as auditors. We observed the taking of physical inventories subsequent to December 31, 1997, however, the Company's records do not permit adequate retroactive tests of inventory quantities and costs and we were unable to satisfy ourselves about inventory quantities and costs, stated at $5,896,080 and $2,472,915 at December 31, 1997 and 1996, respectively, by means of other auditing procedures.

In our opinion, except for the effects of such adjustment, if any, as might have been determined to be necessary had we been able to perform the procedures necessary for us to satisfy ourselves about the inventory recorded in the financial statements, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of A & B Bolt & Supply, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                Arsement, Redd & Morella, L.L.C.
April 30, 1998
Lafayette, Louisiana

                            A & B BOLT & SUPPLY, INC.

                                 BALANCE SHEETS

        ASSETS
                                                                              December 31,
                                                                   --------------------------------           June 30,
                                                                       1996                  1997               1998
                                                                   ------------        ------------        ------------
                                                                                                            (Unaudited)
Current Assets
      Cash and cash equivalents ...............................    $     70,605        $     73,613        $      1,449
      Accounts receivable, net ................................       4,705,370           5,016,379           4,199,036
      Employee loans and advances .............................           7,431              18,704              18,988
      Inventory ...............................................       2,472,915           5,896,080           5,716,819
      Prepaid expenses and other current assets ...............          59,189              85,257              49,564

           Total Current Assets ...............................       7,315,510          11,090,033           9,985,856
                                                                   ------------        ------------        ------------

Property, Plant and Equipment: ................................       1,248,402           1,917,805           2,167,445
Less:  accumulated depreciation ...............................        (614,580)           (862,799)         (1,013,240)
                                                                   ------------        ------------        ------------
                                                                        633,822           1,055,006           1,154,205
                                                                   ------------        ------------        ------------
Other Assets: .................................................           8,555               7,930              18,452
                                                                   ------------        ------------        ------------
                                                                   $  7,957,887        $ 12,152,969        $ 11,158,513
                                                                   ============        ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Bank overdraft ..........................................    $    348,975        $    709,454        $    571,395
      Current maturities of long-term debt ....................         183,303             322,918             344,050
      Short-term bank borrowings ..............................         986,928           1,111,737           1,383,614
      Notes payable ...........................................          93,478              77,178              31,596
      Accounts payable ........................................       2,883,474           2,128,113           1,538,077
      Payable to profit sharing plan ..........................         141,244              72,521               9,049
      Due to stockholders .....................................          36,201              21,201              21,201
      Other accrued liabilities ...............................          42,202              86,555             105,946
                                                                   ------------        ------------        ------------

           Total Current Liabilities ..........................       4,715,805           4,529,677           4,004,928
                                                                   ------------        ------------        ------------

Stockholders' Equity:
      Common stock; no par value, 100 shares
      authorized, issued and outstanding ......................           1,000               1,000               1,000
      Retained earnings .......................................       3,241,082           7,622,292           7,152,585
                                                                   ------------        ------------        ------------
                                                                      3,242,082           7,623,292           7,153,585
                                                                   ------------        ------------        ------------
                                                                   $  7,957,887        $ 12,152,969        $ 11,158,513
                                                                   ============        ============        ============

   The accompanying notes are an integral part of these financial statements.

                            A & B BOLT & SUPPLY, INC.

                              STATEMENTS OF INCOME

                                                                                                              Six Months Ended
                                                                Year Ended December 31,                          June 30,
                                                   ----------------------------------------------   --------------------------------
                                                        1995             1996             1997            1997            1998
                                                   ------------     ------------     ------------     ------------     ------------
                                                                                              (Unaudited)
Revenue .......................................    $ 19,591,197     $ 29,810,675     $ 36,605,427     $ 18,719,270     $ 13,332,695

Cost of Goods Sold ............................      14,603,171       22,784,028       24,942,283       12,723,130        9,028,019
                                                   ------------     ------------     ------------     ------------     ------------

      Gross Profit ............................       4,988,026        7,026,647       11,663,144        5,996,140        4,304,676
                                                   ------------     ------------     ------------     ------------     ------------

General and Administrative Expenses ...........       3,474,991        4,192,915        4,859,674        2,181,425        2,469,808
Depreciation ..................................         121,641          152,763          248,219           95,511          150,441
                                                   ------------     ------------     ------------     ------------     ------------
                                                      3,596,632        4,345,678        5,107,893        2,276,936        2,620,249
                                                   ------------     ------------     ------------     ------------     ------------

      Income From Operations ..................       1,391,394        2,680,969        6,555,251        3,719,204        1,684,427
                                                   ------------     ------------     ------------     ------------     ------------

Other Income (Expenses)
      Interest expense ........................         (90,871)        (140,898)        (200,533)        (104,166)         (75,451)
      Other income ............................          36,428           19,239          118,084          104,042           14,317
                                                   ------------     ------------     ------------     ------------     ------------
                                                        (54,443)        (121,659)         (82,449)            (124)         (61,134)
                                                   ------------     ------------     ------------     ------------     ------------

Net Income ....................................    $  1,336,951     $  2,559,310     $  6,472,802     $  3,719,080     $  1,623,293
                                                   ============     ============     ============     ============     ============



   The accompanying notes are an integral part of these financial statements.

                            A & B BOLT & SUPPLY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                     -----------------------------         RETAINED
                                                       SHARES             AMOUNT           EARNINGS             TOTAL
                                                     -----------       -----------       -----------        -----------
Balance at December 31, 1994 ......................          100       $     1,000       $ 2,186,887        $ 2,187,887
      Net income ..................................         --                --           1,336,951          1,336,951
      Distributions to stockholders ...............         --                --            (866,971)          (866,971)
                                                     -----------       -----------       -----------        -----------
Balance at December 31, 1995 ......................          100             1,000         2,656,867          2,657,867
      Net income ..................................         --                --           2,559,310          2,559,310
      Distributions to stockholders ...............         --                --          (1,975,095)        (1,975,095)
                                                     -----------       -----------       -----------        -----------
Balance at December 31, 1996 ......................          100             1,000         3,241,082          3,242,082
      Net income ..................................         --                --           6,472,802          6,472,802
      Distributions to stockholders ...............         --                --          (2,091,592)        (2,091,592)
                                                     -----------       -----------       -----------        -----------
Balance at December 31, 1997 ......................          100             1,000         7,622,292          7,623,292
      Net income (Unaudited) ......................         --                --           1,623,293          1,623,293
      Distributions to stockholders (Unaudited) ...         --                --          (2,093,000)        (2,093,000)
                                                     -----------       -----------       -----------        -----------
Balance at June 30, 1998 (Unaudited) ..............          100       $     1,000       $ 7,152,585        $ 7,153,585
                                                     ===========       ===========       ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                           A & B BOLT AND SUPPLY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                              Six Months Ended
                                                              Year Ended December 31,                             June 30,
                                                       --------------------------------------------    ----------------------------
                                                            1995             1996            1997            1997            1998
                                                       ------------    ------------    ------------    ------------    ------------
                                                                                                                (Unaudited)
Cash Flows from Operating Activities:
Net Income .........................................   $  1,336,951    $  2,559,310    $  6,472,802    $  3,719,080    $  1,623,293

Adjustments to reconcile net income to net
 cash provided (used) by operating activities:
  Depreciation .....................................        121,641         152,763         248,219          95,511         150,441
  (Increase) decrease in accounts receivable .......       (634,299)       (756,040)       (311,009)     (2,848,631)        817,343
  (Increase) decrease in inventories ...............       (828,773)       (731,449)     (3,423,165)     (1,425,206)        179,261
  (Increase) decrease in prepaid expenses ..........         (9,849)         (4,010)        (26,068)         28,476          35,693
  (Increase) decrease in other assets ..............           (475)         (5,625)            625          (6,875)        (10,522)
  Increase (decrease) in accounts payable ..........        155,757         997,970        (755,361)       (242,974)       (590,036)
  Increase (decrease) in payable to profit
      sharing plan .................................        (23,832)         26,651         (68,723)          4,799         (63,472)
  Increase (decrease) in other liabilities .........         38,224         (38,917)         44,353          85,866          19,391
                                                       ------------    ------------    ------------    ------------    ------------

          Total adjustments ........................     (1,181,606)       (358,657)     (4,291,129)     (4,309,034)        538,099
                                                       ------------    ------------    ------------    ------------    ------------

     Net Cash Provided (Used) by Operating
      Activities ...................................        155,345       2,200,653       2,181,673        (589,954)      2,161,392
                                                       ------------    ------------    ------------    ------------    ------------

Cash Flows from Investing Activities:
  Payment for the purchase of fixed assets .........       (225,917)       (342,981)       (669,403)       (381,923)       (249,640)
  Other ............................................         (2,869)         (1,825)        (11,273)         (2,148)           (284)
                                                       ------------    ------------    ------------    ------------    ------------

     Net Cash Used by Investing Activities .........       (228,786)       (344,806)       (680,676)       (384,071)       (249,924)
                                                       ------------    ------------    ------------    ------------    ------------

Cash Flows From Financing Activities:
  Proceeds from bank overdraft, net ................        304,288           1,948         360,479         393,927        (138,059)
  Draws on line of credit ..........................     17,505,714      28,970,030      36,289,951      17,496,841      14,464,213
  Payments on line of credit .......................    (16,912,534)    (28,773,819)    (36,165,142)    (15,826,057)    (14,192,336)
  Proceeds from long-term debt .....................        231,746          89,447         472,199         376,096          96,282
  Principal payments on long-term debt .............       (184,533)        (96,952)       (332,584)       (248,736)        (75,150)
  Proceeds from issuance of notes payable ..........         49,353         120,373          84,569            --              --
  Principal payments on notes payable ..............        (44,652)        (68,998)       (100,869)        (70,163)        (45,582)
  Loan repayment to stockholders ...................         (8,770)        (52,929)        (15,000)        (13,000)           --
  Distributions to stockholders ....................       (866,971)     (1,975,095)     (2,091,592)     (1,158,988)     (2,093,000)
                                                       ------------    ------------    ------------    ------------    ------------

     Net Cash Provided (Used) by Financing
      Activities ...................................         73,641      (1,785,995)     (1,497,989)        949,920      (1,983,632)
                                                       ------------    ------------    ------------    ------------    ------------

Net Change in Cash and Cash Equivalents ............            200          69,852           3,008         (24,105)        (72,164)

Cash and Cash Equivalents, Beginning of Period .....            553             753          70,605          70,605          73,613
                                                       ------------    ------------    ------------    ------------    ------------

Cash and Cash Equivalents, End of Period ...........   $        753    $     70,605    $     73,613    $     46,500    $      1,449
                                                       ============    ============    ============    ============    ============

Supplemental Disclosures of Cash Flow Information:
  Cash paid during period for interest .............   $     86,795    $    153,123    $    191,394    $    101,570    $     98,436
                                                       ============    ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

                            A & B BOLT & SUPPLY, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE A - ORGANIZATION AND NATURE OF BUSINESS

          A & B Bolt & Supply, Inc. (the "Company") (a Louisiana corporation) is primarily engaged in the distribution and sale of nuts, bolts, valves, pipe and other supplies to companies affiliated with the oil and gas and industrial fabrication industries along the gulf coast of Louisiana. The Company is headquartered in Lafayette, Louisiana and maintains offices in Houma and Harvey, Louisiana.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          UNAUDITED INTERIM FINANCIAL STATEMENTS AND NOTES
          The unaudited financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the respective periods. Operating results for interim periods are not necessarily indicative of the results for full years.

          CASH AND CASH EQUIVALENTS
          For the purposes of the statement of cash flows, the Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

          ALLOWANCE FOR DOUBTFUL ACCOUNTS
          The Company uses the allowance method in accounting for losses on accounts receivable. The allowance for doubtful accounts totaled $41,436 and $27,053 at December 31, 1996 and 1997, respectively.

          Bad debts charged to operations for the years ended December 31, 1995, 1996 and 1997 totaled $152,239, $205,960 and $55,140, respectively.

          INVENTORY
          The Company values inventories at the lower of cost or market, with cost being determined by the use of the average cost method.

          PROPERTY, PLANT AND EQUIPMENT
          Property, plant and equipment is stated at cost. Depreciation is provided principally using various straight line and accelerated methods over the estimated useful lives of the individual assets, which range from 5 to 39 years.

          INCOME TAXES
          The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed

                            A & B BOLT & SUPPLY, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

           individually on their share of the Company's taxable income. Therefore, no provision or liability for Federal and state income taxes have been included in the financial statements.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C - PROPERTY, PLANT AND EQUIPMENT

           Property, plant and equipment consisted of the following at December 31, 1996 and 1997:

                                                      1996                1997
                                                 -----------        -----------
Buildings and improvements ...............       $   339,559        $   467,542
Machinery and equipment ..................           228,262            265,421
Furniture and fixtures ...................           146,504            319,411
Vehicles .................................           534,077            865,431
                                                 -----------        -----------
                                                   1,248,402          1,917,805
Less: accumulated depreciation ...........          (614,580)          (862,799)
                                                 -----------        -----------

                                                 $   633,822        $ 1,055,006
                                                 ===========        ===========

NOTE D - SHORT-TERM BANK BORROWINGS

           The Company had a line of credit with First National Bank of Lafayette for working capital management purposes of $3,000,000 and $4,000,000 at December 31, 1996 and 1997, respectively. The line of credit bears interest based on the banks prime rate (8.75% and 8.50% at December 31, 1996 and 1997, respectively) and extended through May 31, 1998. The line of credit was renewed in May 1998.

           Amounts available for borrowings are based on the level and composition of the Company's accounts receivable. Amounts borrowed are repayable on demand, or if no demand is made, from lock box collections of the Company's accounts receivable. The line of credit is secured by a first security interest in accounts receivable, inventory, and the continuing guaranty of the stockholders.

           The line of credit agreement requires the maintenance of a lock box account for collection of the Company's accounts receivable. In addition, the line of credit agreement contains provisions that limit the amount of distributions to stockholders and covenants that require the maintenance of certain minimum financial ratios. As of June 30, 1998, the Company was in compliance with these covenants.

                            A & B BOLT & SUPPLY, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE D - SHORT-TERM BANK BORROWINGS, continued

           The outstanding balance under the line of credit was $986,928 and $1,111,737 as of December 31, 1996 and 1997, respectively.


NOTE E - NOTES PAYABLE

           Notes payable at December 31, 1996 and 1997 consisted of the following:


                                                   1996               1997
                                              ---------------   ---------------

Note payable to First National Bank of
Lafayette, payable on demand, or if no
demand is made, in 12 monthly installments
of $5,240 including interest at a rate of
8.75%, due August 1997, and secured by
accounts receivable, inventory and the
continuing guaranty of the stockholders ...   $   40,467        $    --

Various notes payable to AFCO Credit
Corporation payable in monthly installments
ranging from $7,789 to $8,054, including
interest at rates ranging from 8.49% to
8.72% and due from August 1997 to October
1998  .....................................       53,011           77,178
                                              ---------------   ---------------
Total notes payable .......................   $   93,478        $  77,178
                                              ===============   ===============

                            A & B BOLT & SUPPLY, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE F - LONG-TERM DEBT

    Long-term debt at December 31, 1996 and 1997 consisted of the following:


                                                          1996           1997
                                                       ---------      ---------

Note payable to First National Bank of
Lafayette, payable on demand, or if no
demand is made, in 36 monthly installments
of $4,654 including interest at a rate of
9.0%, due April 1998, and secured by
vehicles of the Company ..........................     $  70,002      $  18,586

Note payable to First National Bank of
Lafayette, payable on demand, or if no
demand is made, in 26 monthly installments
of $8,312 including interest at a rate of
8.50%, due September 1999, and secured by
vehicles of the Company ..........................          --          159,960

Various notes payable to First National Bank
of Lafayette, payable on demand, or if no
demand is made, in monthly installments
totaling $4,577 including interest at rates
ranging from 8.00% to 8.75%, originally due
from July 1998 to October 1999, and secured
by vehicles of the Company. These notes were
repaid in full during 1997  ......................       113,301           --

Various notes payable to First National Bank
of Lafayette, payable on demand, or if no
demand is made, in monthly installments
totaling $4,649 including interest at rates
ranging from 8.25% to 8.50%, due from June
2000 to June 2001, and secured by vehicles
of the Company ...................................          --          144,372

                                                       ---------      ---------
 Total long-term debt ............................       183,303        322,918
 Less: current maturities ........................      (183,303)      (322,918)
                                                       ---------      ---------
 Net long-term debt ..............................     $    --        $    --
                                                       =========      =========

      Notes payable with due on demand provisions have been classified as a current liability in the accompanying balance sheet.

                            A & B BOLT & SUPPLY, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE G - EMPLOYEE BENEFIT PLANS

           The Company maintains a defined contribution (401(k)) plan (the "Plan") for all eligible employees who have completed one year of service. Employees may elect to defer up to 15% of their salary, subject to statutory limits. The Company matches employee contributions up to 2% of compensation. Employer profit sharing contributions are discretionary. The Company recognized $121,111, $174,538 and $175,260 of profit sharing and matching expense in connection with the Plan for the years ended December 31, 1995, 1996 and 1997, respectively.

NOTE H - RELATED PARTY TRANSACTIONS

           The Company paid $75,600, $75,600 and $82,600 in rent during 1995, 1996 and 1997, respectively, to Jimmy Dawes, a 34% stockholder, for the use of certain office facilities and other property. The Company also paid $12,000 and $48,000 in rent during 1996 and 1997, respectively, to a Company owned by two of the stockholders for use of certain facilities at the Company's Houma location.

           The Company has loans payable to certain stockholders, bearing interest at rates ranging from 7.0% to 7.5%, which have no scheduled repayment terms. The balance of the loans at December 31, 1996 and 1997 totaled $36,201 and $21,201, respectively, and is shown as a current liability on the accompanying balance sheets. Interest expense recognized in 1995, 1996 and 1997 on these loans totaled $7,821, $5,444 and $1,624, respectively.

NOTE I - OPERATING LEASES

           The Company leases office space and other property under cancelable operating lease arrangements. Rental expenses charged to operations totaled $93,479, $113,738 and $147,088 for the years ended December 31, 1995, 1996 and 1997, respectively. These amounts include amounts paid to the related parties discussed in Note H.

NOTE J - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

           Substantially all of the Company's accounts receivable at December 31, 1996 and 1997, result from sales to third party companies affiliated directly or indirectly with the oil and gas industry. This concentration of customers may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Company believes that the risk is mitigated by the size, reputation and nature of its customers. In addition, the Company generally does not require collateral or other security to support customer receivables.

           During the years ended December 31, 1995, 1996 and 1997, sales to individual customers accounted for approximately 10%, 12% and 12% of the Company's revenues, respectively.

NOTE K - SUBSEQUENT EVENTS (UNAUDITED)

           Effective August 1, 1998, the stockholders sold the Company to Industrial Holdings, Inc. ("IHI") for $10,000,000 in cash and 808,081 shares of common stock of IHI.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

           The following unaudited pro forma financial statements give effect to
(i) the acquisitions of Manifold Valve Services, Inc. ("MVS"), WALKER BOLT Manufacturing, Inc. ("WALKER"), Philform, Inc. ("Philform"), Beaird Industries, Inc. ("Beaird"), and Ideal Products, Inc. ("Ideal") between March 1997 and August 1998 (the "Prior Acquisitions") in transactions accounted for as purchases, (ii) the merger of wholly-owned subsidiaries of the Company with Whir Acquisition, Inc. ("Ameritech"), GHX, Incorporated ("GHX"), Moores Pump and Supply, Inc. ("Moores") and United Wellhead Services, Inc. ("UWS") between March 1998 and July 1998 (the "1998 Mergers") in transactions accounted for as poolings-of-interest, and (iii) the acquisition of A & B Bolt and Supply, Inc. ("A & B") (the "A & B Acquisition") in August 1998 in a transaction accounted for as a purchase. The allocation of the purchase prices of the Prior Acquisitions and A & B Acquisition are based on preliminary information currently available and will be revised as necessary. The estimated purchase price adjustments are subject to completion of asset appraisals, the final determination of certain tax liabilities, differences between the estimated and actual costs of professional fees and adjustments to certain other accruals and completion of asset appraisals.

           The unaudited condensed consolidated balance sheet as of June 30, 1998 is based on the balance sheets of Industrial Holdings, Inc. (the "Company") included in its Report on Form 10-Q for the quarter ended June 30, 1998, UWS (the "UWS Merger"), Beaird, and Ideal (the "1998 Acquisitions") (not presented separately herein) and A & B included elsewhere in this Report on Form 8-K. The MVS, WALKER and Philform acquisitions and the Ameritech, GHX and Moores mergers were completed prior to June 30, 1998 and their balance sheets as of June 30, 1998 are included in that of the Company.

           The unaudited pro forma condensed consolidated statements of operations are based on the income statements of the Company, the Prior Acquisitions and 1998 Mergers (not presented separately herein) and A & B appearing elsewhere in this Report on Form 8-K as if the acquisitions and mergers had occurred at the beginning of the period presented. Such unaudited pro forma condensed consolidated financial statements combine (i) the audited operating results for the Company for the year ended December 31, 1997 and unaudited operating results for the six months ended June 30, 1998; (ii) the unaudited operating results of MVS for the two-months ended February 28, 1997;
(iii) the unaudited operating results of WALKER for the ten months ended October 31, 1997; (iv) the audited operating results of Ameritech for the year ended December 31, 1997; (v) the operating results of GHX for the twelve months ended December 31, 1997; (vi) the operating results of Moores for the twelve months ended December 31, 1997; (vii) the operating results of Beaird and Ideal for the twelve months ended December 31, 1997 and the six months ended June 30, 1998; and (viii) the audited operating results of A & B for the year ended December 31, 1997 and unaudited operating results for the six months ended June 30, 1998. The results of operations for the one month ended January 31, 1997 for Lone Star and the one month ended January 31, 1998 for Philform have not been presented based upon management's belief that such would not be significant to the pro forma statements of operations.

           The Company acquired WALKER effective November 1, 1997, MVS on March 1, 1997, Lone Star on February 1, 1997 and Philform on February 1, 1998 and the operating results subsequent to the date of acquisition are reflected in the Company's historical information for the periods presented. The Ameritech, GHX and Moores mergers were accounted for as poolings-of-interests and because these mergers occurred on or before June 30, 1998, their operating results for the six months ended June 30, 1998 were included in the financial statements of the Company for that same period. The UWS merger occurred July 1, 1998 and the Company acquired Ideal on August 14, 1998.

           The pro forma financial information does not purport to be indicative either of the results of operations that would have occurred had the purchases been made at the beginning of the periods presented or future results of operations of the combined companies. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its 1997 Annual Report on Form 10-K and Report on Form 10-Q for the quarter ended June 30, 1998, the financial statements of Lone Star filed with Form 8-K/A dated February 6, 1997, MVS filed with Form 8-K/A dated June 12, 1997, WALKER filed with Form 8-K dated December 1, 1997, Philform filed with Form 8-K/A dated March 31, 1998, Moores filed with Form 8-K/A dated September 11, 1998, Beaird filed with Form 8-K/A dated September 14, 1998, UWS filed with Form 8- K/A dated September 14, 1998 and A & B included elsewhere in this Form 8-K.

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998
                                 (000'S OMITTED)

                                                                 HISTORICAL
                                                                (AS REPORTED)                                        PRO FORMA
                              ---------------------------------------------------------------------------   ------------------------
                                                            RECLASSI-     IHI          1998                 ADJUSTMENTS
                                          IHI        UWS    FICATIONS   RESTATED   ACQUISITIONS    A & B     (NOTE 2)       COMBINED
                                       --------   --------  ---------  --------     --------   ----------   ---------       --------
           ASSETS
Current assets:
     Cash and equivalents ............ $  2,129   $    264             $  2,393     $      7   $        1    $ (1,862)(a)   $    539
     Accounts receivable .............   20,656      2,305               22,961       15,418        4,199      (7,500)(b)     35,078
     Inventories .....................   21,855      1,415               23,270       11,732        5,717                     40,719
     Employee advances ...............       59                              59                        19                         78
     Notes receivable, current .......    4,507                           4,507                                                4,507
     Other current assets ............    1,056        133                1,189           54           50                      1,293
                                       --------   --------             --------     --------   ----------    --------       --------
              Total current assets ...   50,262      4,117               54,379       27,211        9,986      (9,362)        82,214

Property and equipment, net ..........   28,996        491               29,487       15,079        1,154      10,357 (c)     56,077
Notes receivable .....................    2,569                           2,569                                                2,569
Other assets .........................    4,670         45                4,715          414           18         300 (c)      5,447
Goodwill, net ........................   16,428         18               16,446                                 8,651 (d)     25,097
                                       --------   --------             --------     --------   ----------    --------       --------

             Total assets ............ $102,925   $  4,671             $107,596     $ 42,704   $   11,158    $  9,946       $171,404
                                       ========   ========             ========     ========   ==========    ========       ========

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998
                                 (000'S OMITTED)

                                                               HISTORICAL
                                                              (AS REPORTED)                                           PRO FORMA
                                   ------------------------------------------------------------------------- -----------------------
                                                             RECLASSI-
                                                             FICATIONS      IHI          1998                ADJUSTMENTS
                                       IHI         UWS        (NOTE 1)   RESTATED     ACQUISITIONS    A & B   (NOTE 2)      COMBINED
                                     ---------   ---------    ---------  ---------    ---------   ---------- ---------     ---------
           LIABILITIES

Current liabilities:
  Notes payable ...................  $  15,201   $     161               $  15,362                 $   1,415   $13,800 (e) $  30,577
  Accounts payable-trade ..........     10,325         542                  10,867    $   3,253        2,109    (3,253)(b)    12,976
  Accrued expenses and other ......      4,466         833                   5,299        1,031          136      (840)(b)     5,626
  Long-term debt, current .........      3,071         224                   3,295                       344     3,611 (e)     7,250
                                     ---------   ---------    ---------  ---------    ---------   ----------  --------     ---------
      Total current liabilities ...     33,063       1,760                  34,823        4,284        4,004    13,318        56,429

Long-term debt ....................     11,323         869                  12,192                              36,202 (e)    48,394
Deferred compensation payable .....        229                                 229                                               229
Deferred income taxes payable .....      2,834        (103)                  2,731                                             2,731

Shareholders' equity
  Common stock ....................        109         479    $    (466)       122            1           1         (2)(f)       130
                                                                                                                     8 (g)
  Additional paid-in capital ......     44,282                      466     44,748       39,106                (39,106)(f)    50,740
                                                                                                                 5,992 (g)
  Retained earnings ...............     11,085       1,666                  12,751         (687)       7,153           (f)    12,751
                                     ---------   ---------    ---------  ---------    ---------   ----------  --------     ---------
                                                                                                                (6,466)
      Total shareholders' equity ..     55,476       2,145                  57,621       38,420        7,154   (39,574)       63,621
                                     ---------   ---------    ---------  ---------    ---------   ----------  --------     ---------
Total liabilities and shareholders'
     equity .......................  $ 102,925   $   4,671    $          $ 107,596    $  42,704   $  11,158  $   9,946   $   171,404
                                     =========   =========    =========  =========    =========   =========  =========   ===========

                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998
                                   (UNAUDITED)


Note 1 - On July 1, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding common stock, no par value of United Wellhead Services, Inc. ("UWS"), upon merger of a wholly owned subsidiary of the Company with and into UWS, with UWS being the surviving corporation (the "UWS Merger"). As a result, UWS became a wholly owned subsidiary of the Company. The Company issued 1,247,158 shares of its Common Stock in connection with the UWS Merger.

            (a) Amounts have been reclassified to additional paid in capital from common stock to reflect the 1,247,158 shares of Company common stock issued in connection with the UWS Merger.

Note 2 -    The Company acquired Beaird for $33.3 million and Ideal for
            $10.3 million (subject to certain post closing purchase price adjustments) and A & B for $10 million cash and 808,081 shares of Company common stock valued at $6 million. The allocation of purchase prices are based on preliminary information and are subject to change based on the final determination of post closing purchase price adjustments, differences between estimated and actual costs of professional fees, final determination of certain tax liabilities, adjustments to certain other accruals and completion of asset appraisals.

            (a)         Record payment of transaction expenses.

            (b) Eliminate accounts receivable not acquired and liabilities not assumed as part of purchase agreements.

            (c) Adjust assets and liabilities to their fair market values at date of acquisition.

            (d)         Record goodwill on the acquisition of A & B.

            (e) Record issuance of (i) $12 million term note, (ii) $15 million Bridge note, (iii) $5.3 million convertible debenture (conversion at $12.75 per share of common stock) and (iv) $1 million increase in revolving line of credit for the acquisition of Beaird; (v) $7.5 million term note and (vi) $2.8 million increase in revolving line of credit for the acquisition of Ideal; and (vii) $10 million increase in revolving line of credit for the acquisition of A & B.

            (f)         Eliminate shareholders' equity.

            (g)         Record issuance of shares to A & B shareholders.

                            INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997
                                 (000'S OMITTED)

                                                                    HISTORICAL
                                                                   (AS REPORTED)                                   PRO FORMA
                                        --------------------------------------------------------------   ---------------------------
                                                        1998       RESTATED      PRIOR                   ADJUSTMENTS
                                           IHI         MERGERS       IHI      ACQUISITIONS     A & B       (NOTE 3)       COMBINED
                                        ---------    ---------    ---------   ------------   ---------   ---------       ---------
Sales ...............................   $  83,564    $  54,940    $ 138,504    $ 101,753     $  36,605        (225)(a)   $ 262,874
                                                                                                           (13,763)(b)
Cost of sales .......................      63,277       38,614      101,891       82,163        24,942         235 (c)     200,191
                                                                                                              (225)(a)
                                                                                                            (8,815)(b)
                                        ---------    ---------    ---------    ---------     ---------   ---------       ---------
Gross profit ........................      20,287       16,326       36,613       19,590        11,663      (5,183)         62,683

Selling, general and ................      14,493       12,367       26,860       11,882         5,108        (876)(d)      40,720
  administrative ....................                                                                       (2,692)(b)
                                                                                                               438 (c)
                                        ---------    ---------    ---------    ---------     ---------   ---------       ---------
Income from operations ..............       5,794        3,959        9,753        7,708         6,555      (2,053)         21,963
Equity in earnings of limited
     partnership ....................                                                                        1,026 (b)       1,026
Other income (expense):
   Interest expense .................      (1,745)        (708)      (2,453)        (475)         (201)     (5,157)(e)      (8,286)
   Interest income ..................         160                       160           70                        (6)(h)         224
   Other income (expense) ...........         368          168          536         (592)          118         595 (h)         657
                                        ---------    ---------    ---------    ---------     ---------   ---------       ---------
    Total other income (expense).....      (1,217)        (540)      (1,757)        (997)          (83)     (4,568)         (7,405)
                                        ---------    ---------    ---------    ---------     ---------   ---------       ---------
Income before income taxes ..........       4,577        3,419        7,996        6,711         6,472      (5,595)         15,584

Income tax provision ................       1,868        1,330        3,198        1,814                       595 (f)       5,607
                                        ---------    ---------    ---------    ---------     ---------   ---------       ---------
Net income ..........................   $   2,709    $   2,089    $   4,798    $   4,897     $   6,472   $  (6,190)      $   9,977
                                        =========    =========    =========    =========     =========   =========       =========
Earnings per share - basic (g) ......   $     .44                 $     .49                                              $     .91
                                        =========                 =========                                              =========
Earnings per share - diluted (g) ....   $     .39                 $     .45                                              $     .83
                                        =========                 =========                                              =========


                            INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1998
                                 (000'S OMITTED)

                                                         HISTORICAL
                                                        (AS REPORTED)                                              PRO FORMA
                                   ----------------------------------------------------------------      ---------------------------
                                                                   IHI         1998                       ADJUSTMENTS
                                       IHI              UWS      RESTATED   ACQUISITIONS     A & B         (NOTE 3)        COMBINED
                                   ---------       ---------    ---------    ---------    ---------      ----------       ---------
Sales ..........................   $  75,862       $   5,838    $  81,700    $  38,697    $  13,333                       $  133,730
Cost of sales ..................      56,674           3,362       60,036       32,222        9,028       $      65 (c)      101,351
                                   ---------       ---------    ---------    ---------    ---------       ---------       ---------
Gross profit ...................      19,188           2,476       21,664        6,475        4,305             (65)         32,379

Selling, general and ...........                                                                               (130)(d)
  administrative ...............      14,095           1,735       15,830        4,085        2,620             144 (c)       22,549
                                   ---------       ---------    ---------    ---------    ---------       ---------       ---------
Income from operations .........       5,093             741        5,834        2,390        1,685             (79)          9,830
Other income (expense):
   Interest expense ............      (1,305)            (55)      (1,360)                      (75)         (2,563)(e)      (3,998)
   Interest income .............         205                          205            3                                          208
   Other income (expense) ......         742               6          748       (1,362)          14           1,358 (h)         758
                                   ---------       ---------    ---------    ---------    ---------       ---------       ---------
    Total other income (expense)        (358)            (49)        (407)      (1,359)         (61)         (1,205)         (3,032)
                                   ---------       ---------    ---------    ---------    ---------       ---------       ---------
Income before income taxes .....       4,735             692        5,427        1,031        1,624          (1,284)          6,798
Income tax provision ...........       1,745             218        1,963          133                          336 (f)       2,432
                                   ---------       ---------    ---------    ---------    ---------       ---------       ---------
Net income .....................   $   2,990       $     474    $   3,464    $     898    $   1,624       $  (1,620)      $   4,366
                                   =========       =========    =========    =========    =========       =========       =========
Earnings per share - basic(g)...   $     .28                    $     .29                                                 $     .35
Earnings per share -
  diluted(g) ...................   $     .27                    $     .28                                                 $     .33


                   INDUSTRIAL HOLDINGS, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                       DECEMBER 31, 1997 AND JUNE 30, 1998
                                   (UNAUDITED)


Note 3 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition of the Prior Acquisitions, the1998 Mergers, the UWS Merger and the acquisition of A & B.

         a.    Eliminate intercompany sales.

         b. Eliminate sales, cost of sales and selling, general and administrative expenses of Philform and to record 49% of the pro forma net income of the Partnership calculated as follows:


                    1997  income of Philform from operations          $2,256
                    To eliminate 1997 directors' fees for Philform       300 (d)
                    Adjust depreciation expense                         (413)(c)
                    Adjust interest expense for $574,000 term note
                    assumed by the Partnership                           (49)
                                                                      ------
                                                                      $2,093
                                                                         *49%
                                                                      ------
                                                                      $1,026
                                                                      ======

         c. For Prior Acquisitions and A & B Acquisition, adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and depreciation of the fair market value of the acquired property, plant and equipment over their remaining useful lives of 3 to 30 years and (ii) amortization of goodwill over 20 to 30 years.

         d. For Prior Acquisitions and Moores merger, reduce cost of sales and selling, general and administrative expenses for contractual reduction as part of the acquisition in executive payrolls and elimination of directors fees.

         e. Adjust interest expense as a result of debt incurred in connection with the Prior Acquisitions and A & B Acquisition.

         f. Adjust income taxes as a result of the changes in the pro forma pretax earnings of the Prior Acquisitions and to record an income tax provision for Ameritech, Walker and A & B, Sub Chapter S corporations.

         g. Change in earnings per share as a result of pro forma earnings of the Prior Acquisitions, the 1998 Mergers and the A & B Acquisition and increase in weighted average of common stock equivalents for the effect of 1,103,984 shares of Company common stock issued to the selling shareholders in connection with the Prior Acquisitions, for the 3,665,036 shares of common stock issued in connection with the 1998 Mergers, the convertible debenture issued in connection with the Beaird acquisition and the 808,081 shares issued to selling shareholders in connection with the A & B Acquisition.

         h. Eliminate corporate allocation from former parent of Beaird not to be incurred in future periods.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                                 INDUSTRIAL HOLDINGS, INC.



                                                 By: /s/ CHRISTINE A. SMITH
                                                         CHIEF FINANCIAL OFFICER

Date: October 28, 1998

                         CONSENT OF INDEPENDENT AUDITORS



         As independent auditors, we hereby consent to the incorporation by reference of our report on A&B Bolt & Supply, Inc., dated April 30, 1998 included in this Form 8-K, into Industrial Holdings, Inc.'s previously filed Registration Statements on Form S-3 File No. 333-53285 and Form S-8 File No. 333- 62653.



                                                ARSEMENT, REDD & MORELLA, L.L.C.

October 27, 1998
Lafayette, Louisiana